                                                                    Exhibit 3.16


                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.



                                          CFB/RVG/JAMM


      BOOK NUMBER THREE THOUSAND FOUR HUNDRED SEVEN.

      MINUTES NUMBER NINETY-SEVEN THOUSAND EIGHT HUNDRED.

      IN MEXICO, FEDERAL DISTRICT, May twenty of the year two thousand three, I, Armando Galvez Perez Aragon, title holder of Notary Public Office number one hundred three of the Federal District, enter the following for the record:

      THE FILING OF THE MINUTES OF THE EXTRAORDINARY SHAREHOLDER MEETING OF "JAFRA COSMETICS INTERNATIONAL" SOCIEDAD ANONIMA DE CAPITAL VARIABLE, dated May twenty of the year two thousand three, into the archives of my office that I am carrying out at the request of Mr. ANDRES ALCANTARA MURILLO, in his capacity as Special Delegate of Jafra Cosmetics International SA de CV, in accordance with the following premises and clauses:

                                    PREMISES

      ONE. By means of document number fifty-two thousand eight hundred ninety-eight, dated February twenty-five, nineteen hundred ninety-eight, executed before Mr. Miguel Alessio Robles, title holder of Notary Public Office number nineteen of the Federal District, whose first transcript was filed with the Public Trade Registry of the Federal District, in folio number two hundred thirty-three thousand nine hundred forty-four, according to the permit granted by the Secretary of Foreign Affairs, "JAFRA COSMETICS INTERNATIONAL" SOCIEDAD ANONIMA DE CAPITAL VARIABLE was founded, whose domicile is located in Mexico City, Federal District, for an undefined time period, minimum fixed registered capital established at FIFTY THOUSAND MEXICAN PESOS, represented by fifty registered common shares without par value, unlimited maximum, clause of admission of foreigners and whose object is:

[stamp (on each page):] Armando Galvez Perez Aragon Notary Public Office no. 103 of the Federal District, Mexico - United Mexican States

                                                                               2
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


      1. The purchase, sale, manufacture, distribution, marketing, import, export, and storage of skin care products, facial cosmetics, fragrances and any other products for personal care and any other product that the Company's administration deems necessary or appropriate, and all activities related directly or indirectly with said object.

      2. To acquire and dispose by any legal means of any type of stock, interest or equity in other companies, trusts, business or associations, both civil and commercial.

      3. To purchase, sell, lease, mortgage or pledge in any way legally permitted, the tangible or intangible assets that are required or appropriate for the execution of the corporate object.

      4. To lend and borrow money with or without collateral and guarantee the obligations of third parties by any means (including the means of personal guarantee, bond, pledge, mortgage, backing or any other form).

      5. To acquire, transfer or dispose by any legal means of patents, patent rights, inventions, brand names, trademarks, copyrights or any other type of intellectual property that might be necessary or appropriate for the execution of the corporate object.

      6. To act as agent, broker, representative, proxy or in any other way represent any type of companies and physical entities, both within and without the country of Mexico.

      7. To receive and provide any type of services related to the corporate object.

                                                                               3
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


      8. In a general manner, to perform any type of business and activity that is related directly or indirectly to the corporate object.

      I copy the pertinent part of said document which states the following:

                          "REGISTERED CAPITAL AND STOCK

      SIX. The registered capital will be variable. The minimum fixed part without right to withdrawal of registered capital will be the amount of 50,000.00 pesos (fifty thousand Mexican pesos) fully subscribed and paid in, represented by 50 (fifty) Series "B" common shares, without par value.

      The variable capital will be unlimited and will be represented by common registered shares without par value.

      All shares will confer the same rights and obligations to their holders. The registered capital will be represented both in its minimum fixed part and in its variable part, by Series "B" shares or of free subscription, which may be acquired both by Mexican and foreign investors.

      IN THE AFOREMENTIONED INSTRUMENT IT IS INDICATED THAT THE GENERAL MEETINGS ARE THE HIGHEST RULING ENTITY OF THE COMPANY AND MAY BE ORDINARY OR EXTRAORDINARY, BOTH OF WHICH ARE REGULATED BY THE COMPANY'S BYLAWS AND FOR ALL NOT PROVIDED IN SAID CORPORATE BYLAWS, BY GENERAL LEGAL PROVISIONS IN EFFECT FOR COMMERCIAL COMPANIES.

      Two. By means of document number fifty-three thousand two hundred seventy-seven, dated April thirty, nineteen hundred ninety-eight, executed before Mr. Miguel Alessio Robles, title holder of Notary Public Office number nineteen of the Federal District, whose first transcript was filed

                                                                               4
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.



with the Public Trade Registry of the Federal District, in folio number two hundred thirty-three thousand nine hundred forty-four, the minutes of the Extraordinary Shareholder Meeting dated April twenty-four, nineteen hundred ninety-eight, of "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE were filed in the archives of the notary public office, wherein among other matters, it was agreed to include a new chapter to the Corporate Bylaws and accordingly to modify the same.

      THREE. By means of document number fifty-three thousand two hundred eight-five, dated April thirty, nineteen hundred ninety-eight, executed before Miguel Alessio Robles, title holder of Notary Public Office number nineteen of the Federal District, whose first transcript was filed with the Public Trade Registry of the Federal District, in folio numbers two hundred thirty-three thousand nine hundred forty-four and forty-six thousand nine hundred sixty-two, the Minutes dated April thirty, nineteen hundred ninety-eight, of the Extraordinary Shareholder Meeting of the aforementioned company were filed into the archives of the notary public office, wherein among other matters, the merger was agreed of "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as Absorbing company, with "GRUPO JAFRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as Absorbed company and as a consequence of said Merger "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, increased its registered capital in its variable part to TWO HUNDRED NINETY MILLION TWO HUNDRED FORTY-FOUR THOUSAND SIX HUNDRED SEVEN POINT SIXTY-SEVEN MEXICAN PESOS, by means of the issuance of ONE HUNDRED ONE Series "B" shares, to arrive at a total registered capital of TWO HUNDRED NINETY MILLION

                                                                               5
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


TWO HUNDRED NINETY-FOUR THOUSAND SIX HUNDRED SEVEN POINT SEVENTY-SIX MEXICAN PESOS, of which the quantity of FIFTY THOUSAND MEXICAN PESOS corresponds to the fixed registered capital, represented by fifty common registered shares without par value and the quantity of TWO HUNDRED NINETY MILLION TWO HUNDRED FORTY-FOUR THOUSAND SIX HUNDRED SEVEN POINT SEVENTY-SIX MEXICAN PESOS as the variable registered capital.

      FOUR. By means of document number fifty-four thousand six hundred ninety-nine, dated December three, nineteen hundred ninety-eight, executed before Miguel Alessio Robles, title holder of Notary Public office number nineteen of the Federal District, whose first transcript was filed with the Public Trade Registry of the Federal District, in folio number two hundred thirty-three thousand nine hundred forty-four, the Minutes dated July twenty-one, nineteen hundred ninety-eight, of the Extraordinary Shareholder Meeting of "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE were filed in the archives of a notary public office wherein among other matters the implementation of the corporate bylaws was agreed, of an Auditing Committee of an Executive Committee of the Board of Directors, and the designation of the persons who will comprise said committees. As a result of the foregoing, clause nineteenth of the founding document was modified.

      FIVE. Mr. ANDRES ALCANTARA MURILLO, declares that the company he represents has not made any other modification to its corporate bylaws.

      SIX. By means of document ninety-seven thousand seven hundred ninety-six, dated May nineteen,

                                                                               6
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


two thousand three, executed before me, whose first transcript filing is pending, as it has been recently executed, the Minutes of the Extraordinary Shareholder Meeting of "JAFRA COSMETICS INTERNATIONAL" SOCIEDAD ANONIMA DE CAPITAL VARIABLE held on May fifteen, two thousand three were filed into the archives of the Notary Public wherein among other matters, the approval of the increase in shares representing the registered capital was formalized, without this implying an increase to the same by means of the issuance of one hundred fifty and [sic] thousand new Series "B" shares to be exchanged with the shareholders and substitute the current treasury shares at an exchange of one thousand new Series "B" shares for each of the canceled shares currently in circulation, and as a consequence of the foregoing, the change to Clause Six of the corporate bylaws.

      SEVEN. Mr. ANDRES ALCANTARA MURILLO declares that the company he represents has not made any other modification to its corporate bylaws.

      EIGHTH. That the shareholders of "JAFRA COSMETICS INTERNATIONAL" SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held an extraordinary shareholder meeting on May twenty, two thousand three, of which the minutes were drafted as entered on the front of page one hundred thirty-five to the back of page one hundred forty-two of the Book of Minutes of Shareholder Meetings of said company, that the person appearing exhibits to me and of which a photostatic copy that adheres to the original and which I, the Notary Public, add to the appendix of this document with letter A, which literally state the following:

      EXTRAORDINARY SHAREHOLDER MEETING OF JAFRA COSMETICS INTERNATIONAL SA
DE CV.

                                                                               7
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


                                          May 20, 2003

      In Mexico City, Federal District, corporate headquarters of Jafra Cosmetics International, SA de CV (the "Company") at 8 am on May 20, 2003, assembled here are all of the Company's shareholders and shareholder representatives as listed on the attendance sheet signed by the Examiner and the Secretary of this meeting, which is attached hereto, in order to hold an Extraordinary Shareholder Meeting of the Company. Also present are Mr. Jose Ernesto Becerril Miro, as special invitee of the shareholders and Mr. Mariano Gama Pizarro, representative of Distribuidora Comercial Jafra, SA de CV.

      At the unanimous decision of those present, Eugio Lopez Barrios presides over the meeting and Elia Zulema Velazquez Valencia acts as secretary of the meeting.

      The President designated Mr. Jose Ernesto Becerril Miro as examiner, who after accepting his position, proceeded to examine the proxy letters and the attendance sheet, entering into the record that the shares representing all of the Company's registered capital were duly present, that as of the date of this meeting, they were distributed as follows:

               Shareholder                 Number of Series "B" shares
               -----------                 ---------------------------
CDRJ Latin America Holding Company BV                  34,000
CDRJ Mexico Holding Company BV                         27,000
Latin Cosmetics Holding Company BV                     31,000
Southern Cosmetics Holding BV                          29,000
Regional Cosmetics Holding Company BV                  30,000
TOTAL                                                 151,000

                                                                               8
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


      By virtue of the certification of the examiners and based on that established by Article 188 of the General Law of Commercial Companies and the Company's bylaws, the president declared the meeting to order and that there was a legal quorum with no need for prior summons, due to the fact that all of the stock in circulation of the Company were present or duly represented. After the foregoing, the President submitted the following (sic)* to the consideration of the shareholders:

      I. Proposal, discussion and resolutions regarding the modification to the Company's bylaws so that they contemplate Series "C" preferred stock with limited voting rights.

      II. Proposal, discussion and resolutions regarding the reclassification of the Company's Series "B" shares in circulation and converting a portion thereof into Series "C" preferred stock with limited voting rights.

      III. Proposal, discussion and resolutions regarding an increase in the variable part of the Company's registered capital to 188,168,760.00 pesos (one hundred eight-eight million one hundred sixty-eight thousand seven hundred sixty and 00/100 Mexican pesos) by means of the issuance of 2,015 (two thousand fifteen) Series "C" preferred stock with limited voting rights.

      IV. Proposal, discussion and resolutions regarding the designation of special delegates to implement the resolutions adopted by this meeting.

      The shareholders unanimously approved the declaration of the President as the Agenda, whose points they proceeded to break down as follows.




--------
* [Translator's Note: (sic) thus appears several times in the source document, the reason of which is not always apparent. Where I have detected obvious errors in the source, I have inserted [sic].]

                                                                               9
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


      1. The President proposed to the shareholders the modification to the corporate bylaws so that they contemplate the possibility of the Company issuing shares with a preferred dividend with limited voting rights (sic). The President distributed the projected modification among those present and explained the terms and conditions of said actions.

      The shareholders after reviewing the projected modification in the bylaws and after asking the President various questions, which were answered to their satisfaction, unanimously adopted the following

                                   RESOLUTIONS

      ONE. It was approved to modify clauses Six, Eight, Nine, Twenty-One, Twenty-Two of the Company's bylaws, so that said Articles be drafted as follows:


      "SIX. The registered capital will be fixed and variable. The minimum fixed portion without right to withdrawal of the corporate registered capital is the amount of 50,000.00 pesos (fifty thousand Mexican pesos) represented by 50,000 (fifty thousand) common Series "B" shares, without par value, fully subscribed and paid in.

The variable registered capital is unlimited and may be represented by Series "B" common registered shares without par value and/or Series "C" shares with limited voting rights and with a preferred dividend, without par value:

                                                                              10
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


(1) Common shares will be Series "B" shares and may represent the Company's fixed or variable capital; these shares will be freely open to subscription whereby they may be property of Mexican or foreign shareholders (with the exception of foreign governments) and will grant full voting rights to their holders in any matter of any Ordinary or Extraordinary Shareholder Meeting of the Company.

(2) Stock with limited voting rights with a preferred dividend will be Series "C" shares and may represent the Company's fixed share or variable capital, and the shares will be freely open to subscription whereby they may be the property of Mexican or foreign shareholders (with the exception of foreign governments). Series "C" shares shall only have voting rights with respect to matters that are listed in Clause Nine of these corporate by-laws and will entitle their holders to receive a accumulative preferred dividend equal to 4.5% per annum of the "Preference in the case of Liquidation" (as said term is defined in Clause Nine of these corporate bylaws) per share." "EIGHTH. The final securities or provisional certificates that protect shares representing the Company's registered capital will contain the disclosures indicated in Article 125 of the General Law of Commercial Companies. Moreover, Clause Five of these corporate bylaws shall be transcribed in the corporate bylaws and shall specify whether they represent common shares or shares with limited voting rights with preferred dividend.

"NINTH. Each common share shall equal one vote at shareholder meetings and shall grant full voting rights with respect to all matters that in accordance with these bylaws and applicable legislation are submitted to the consideration of shareholder meetings.

                                                                              11
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


All stock representing the Company's registered capital shall confer the same rights and impose the same obligations to their holders, unless otherwise expressly stipulated in these corporate bylaws.

Series "C" shares shall confer to their holders voting right in Extraordinary Shareholder Meetings solely and exclusively with regard to the matters specified in paragraphs (2), (3), (5), (6) and (7) of Clause TWENTY-ONE of these corporate bylaws. In accordance with that stipulated by Mexican law, each Series "C" share shall confer to its holder a vote solely in the aforementioned matters, and if the Series "C" shares at any time represent 25% or more of the total registered capital in circulation of the Company, they will have the right to designate a member of the Company's Board of Directors and his/her respective replacement. In the event of liquidation of the Company, the holders of Series "C" shares will be entitled to jointly receive in proportion to their holding of Series "C" shares, before any holder of Series "B" shares, the quantity of US$ 136,420,000.00 (one hundred thirty-six million four hundred twenty thousand US dollars) (which will be called, the "Preference in case of Liquidation") plus any premium that has been paid, which quantity shall be adjusted appropriately to reflect dividends in shares, stock splits, reclassification, recapitalization, consolidation or any other similar event that might affect Series "C" shares, plus preferred dividends that were accrued and that have not been paid.

                                                                              12
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.

"TWENTY-ONE. Shareholder meetings shall be ordinary or extraordinary. Ordinary shareholder meetings will be minimally held on a yearly basis within the first four months after the fiscal year has been closed. Extraordinary shareholder meetings will be held when necessary to decide on any of the following matters that will in any case be the topic of an extraordinary shareholder meeting:

(1)   any modification to the corporate contract;

(2)   extension of the term of the company;

(3) early dissolution of the Company, including any decision, liquidation of the business or disposal of all or substantially all the assets;

(4)   increase or reduction in the registered capital;

(5)   change in the Company's corporate object;

(6)   change of the Company's nationality;

(7)   any merger with another company;

(8)   issuance of preferred stock;

(9) amortization by the Company of its (sic) own shares and issuance of stock options;

(10) issuance of coupons; and the other matters for which the law or these corporate bylaws require a special quorum."

"TWENTY-FOUR. Extraordinary shareholder meetings shall be considered as having a legal quorum at their first assembly if shareholders holding at least 75% of all Series "B" shares in circulation of the Company are present or duly represented at the meeting; with the understanding, however, that holders of Series "C" shares will have right to be present and vote solely and exclusively in Extraordinary Shareholder Meetings with a legal quorum in

                                                                              13
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


accordance with that stipulated in this Clause Twenty-Four that deal with matters specified in paragraphs (2), (3), (5), (6) and (7) of Clause Twenty-One of these corporate bylaws. In the case of a second or subsequent meeting, extraordinary shareholder meetings will be considered as having a legal quorum if shareholders of at least 50% of all Series "B" shares in circulation are present or duly represented at the meeting. Resolutions adopted by an Extraordinary Shareholder Meeting with a legal quorum in accordance with the foregoing, either by virtue of its first or subsequent meeting, will only be valid if they are approved by shareholders that represent at least half of the registered capital with full voting rights in circulation in the Company." "THIRTY-ONE. The net profits obtained in each fiscal year will be distributed in accordance with the following:

a) The amount determined by the shareholders shall be separated for the constitution or reconstitution of the legal reserve, as applicable, whose quantity shall not be less than 5% of the net profits until said reserve equals a fifth of the corporate registered capital.

b) The amount necessary shall be set aside to pay to workers and employee (sic) the portion of profits corresponding to them in accordance with that set forth in the applicable legislation; and c) the remainder shall be distributed in accordance with that set forth by the shareholders in shareholder meetings, with the understanding, however, that in any case, the dividends owed to Series "C" shares shall have preference over the dividends owed to Series "B" shares.

                                                                              14
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


"THIRTY-TWO. The Company will be dissolved in advance [of its stated term] in the following cases:

I.    If the implementation of its corporate main object should be impossible;

II. By resolution of the shareholders duly adopted in an Extraordinary Shareholder Meeting;

III. If the number of shareholders is reduced to a number under the legal minimum;

IV. In the case of loss of the two thirds of the registered capital, unless the shareholders reestablish or reduce the same; and V. In any other case provided by law.

In the case of dissolution, the Company shall enter into liquidation, which shall be entrusted to a liquidator designated by the same Extraordinary Shareholder Meeting that resolves the dissolution. The liquidator may or may not be a shareholder of the Company and shall receive the compensation approved by the Extraordinary Shareholder Meeting that appoints him. The Extraordinary Shareholder Meeting shall establish a term for the execution of the liquidator's tasks, and the general rules whereby he is to carry out his functions. In the case of liquidation, Series "C" shareholders shall have the rights indicated by Clause Nine of these corporate bylaws." TWO. Attached hereto are the complete corporate bylaws of the Company with the amendments approved in the immediately previous resolution already incorporated.

     II. With regard to the second point of agenda, the President explained that it is appropriate to reclassify the Company's 151,000 Series "B" shares in circulation

                                                                              15
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.

so that they a part of said common shares may be converted into Series "C" shares, without this modifying the Company's registered capital. The president suggested that the conversion be carried out so that after said reclassification, the registered capital is distributed as follows:

                    Series "B" Shares       Series "C" Shares
                   ------------------      ------------------
Shareholder        Fixed     Variable      Fixed     Variable    Total
-----------        -----     --------      -----     --------    -----
CDRJ Latin
America
Holding
Company BV         11,000      20,382                  2,618     34,000

CDRJ Mexico
Holding
Company BV          9,000      15,921                  2,079     27,000

Latin
Cosmetics
Holding
Company BV         10,000      18,613                  2,387     31,000

Southern
Cosmetics
Holding
Company BV         10,000      16,767                  2,233     29,000

Regional
Cosmetics
Holding
Company BV         10,000      17,690                  2,310     30,000


Total              50,000      89,373                 11,627    151,000

      The shareholders analyzed the President's proposal and after asking the President various questions, which were answered to their satisfaction, the

                                                                              16
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


shareholders unanimously adopted the following

                                   RESOLUTIONS

      ONE. The reclassification of a part of Series "B" shares in circulation of the Company was approved without the Company's registered capital being modified, so that a part of the Series "B" shares in circulation may be converted into Series "C" Shares as a result of which the issuance was approved of Series "C" shares necessary for the registered capital to be distributed as follows:

                    Series "B" Shares       Series "C" Shares
                   ------------------      ------------------
Shareholder        Fixed     Variable      Fixed     Variable    Total
-----------        -----     --------      -----     --------    -----
CDRJ Latin
America
Holding
Company BV         11,000      20,382                  2,618     34,000

CDRJ Mexico
Holding
Company BV          9,000      15,921                  2,079     27,000

Latin
Cosmetics
Holding
Company BV         10,000      18,613                  2,387     31,000

Southern
Cosmetics
Holding
Company BV         10,000      16,767                  2,233     29,000

Regional
Cosmetics
Holding
Company BV         10,000      17,690                  2,310     30,000


Total              50,000      89,373                 11,627    151,000

                                                                              17
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


      TWO. The Secretary of the Board of Directors is instructed to proceed with the issuance of new securities that shelter the aforementioned Series "C" shares and to proceed with the issuance of new securities that reflect the new shareholder distribution approved in the immediately previous resolution, and that to proceed with the exchange of the securities currently in circulation.

      III. The President explained to those present that it is appropriate for the Company to increase the variable part of the registered capital to the amount of 188,168,760.00 (one hundred eight-eight million one hundred sixty-eight thousand seven hundred sixty Mexican pesos) by means of the issuance of 2,015 (two thousand fifteen) Series "C" shares. The President went on to explain that, if the increase is approved, the variable registered capital of the Company would equal 478,413,367.76 (four hundred seventy-eight million four hundred thirteen thousand three hundred sixty-seven and 76/100 Mexican pesos) represented by 89,373 (eight-nine thousand three hundred seventy-three) Series "B" shares and 13,642 (thirteen thousand six hundred forty-two) Series "C" shares.

      The legal representative of Distribuidora Comercial Jafra, SA de CV that was present at the meeting stated that it was the wish of the Company he represents to subscribe and pay said increase in its entirety, insofar as the current shareholders waived the right of preference granted them by Article 182 of the General Law of Commercial Companies.

      The shareholders analyzed the President's proposal, and after asking the President various questions, which were answered to their satisfaction, the shareholders unanimously adopted the following:

                                                                              18
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


                                   RESOLUTIONS

      ONE. The increase in the variable part of the registered capital was approved in the amount of 188,168,760.00 (one hundred eight-eight million one hundred sixty-eight thousand seven hundred sixty and 00/100 Mexican pesos) by means of the issuance of 2,015 (two thousand fifteen) Series "C" shares.

      TWO. It is entered into the record that the entirety of the Company's shareholders, either themselves present or represented at the meeting, herein waive their right of preference to subscribe the increase in registered capital approved in the immediately previous resolution; accordingly, the publication indicated in Article 132 of the General Law of Commercial Companies will not be required.

      THREE. Distribuidora Comercial Jafra SA de CV herein subscribes and pays the entirety of the 2,015 (two thousand fifteen) Series "C" shares subject of the increase approved in the previous resolution first by means of the contribution of 188,168,760.00 (one hundred eight-eight million one hundred sixty-eight thousand seven hundred sixty and 00/100 Mexican pesos). Any quantity paid in excess of this amount shall be considered paid as a bonus.

      FOUR. The Secretary of the Board of Directors is instructed to proceed with the issuance of new securities for the increase in the registered capital approved in the previous resolution first and to proceed with their delivery to Distribuidora Comercial Jafra SA de CV.

      FIVE. As result of the foregoing, the registered capital shall be distributed as follows:

                    Series "B" Shares       Series "C" Shares
                   ------------------      ------------------
Shareholder        Fixed     Variable      Fixed     Variable    Total
-----------        -----     --------      -----     --------    -----
CDRJ Latin
America
Holding
Company BV         11,000      20,382                  2,618     34,000

CDRJ Mexico
Holding
Company BV          9,000      15,921                  2,079     27,000

                                                                              19
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


Latin
Cosmetics
Holding
Company BV         10,000      18,613                  2,387     31,000

Southern
Cosmetics
Holding
Company BV         10,000      16,767                  2,233     29,000

Regional
Cosmetics
Holding
Company BV         10,000      17,690                  2,310     30,000

Distribuidora
Comercial
Jafra, SA de
CV                                                     2,015      2,015


Total              50,000      89,373                 13,642    153,015


         IV. With regard to the fourth point of the Agenda, the President explained to the shareholders that it would be appropriate to designate special delegates of this meeting to carry out any act that is necessary or appropriate to implement the resolution adopted by this meeting.

         The shareholders discussed the proposal of the President and after asking various questions that were answered to their satisfaction, the shareholders unanimously adopted the following:

                                                                              20
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


                                   RESOLUTION

         SOLE. Each of the following delegates: Jose Ernesto Becerril Miro, Elia Zulema Velazquez Valencia, Mariano Gama Pizarro, Monica Rosado Reygadas, Andres Alcantara Murillo, Rodrigo Perez Gavilan, Gerardo Mahuad Quijano and Juan Eduardo Trigueros Ordiales or anyone designated by them, is designated as special delegate so that any of them may appears before the Notary Public of their choice in order to file all or in part these minutes into the archives of the notary public, and to issue copies of these minutes if requested.

         The President suspended the Meeting, so that these minutes could be drafted, which were read, and approved by all those in attendance and signed by the President and the Secretary of the Meeting.

         Signature    President                 Signature    Secretary

         NINTH. Mr. ANDRES ALCANTARA MURILLO declares that the text and the signature at the bottom of these transcribed minutes are authentic.

         With the foregoing being set forth, the person appearing grants the following

                                     CLAUSES

         ONE. For all the legal purposes as applicable, the Minutes of Extraordinary Shareholder Meeting of "JAFRA COSMETICS INTERNATIONAL", Sociedad Anonima De Capital Variable, held on May twenty, two thousand three, transcribed in premise EIGHTH of this instrument are filed into the archives of the Notary Public, which minutes are reproduced here as if they had been inserted to the letter.

                                                                              21
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


         TWO. By virtue of the previous clause the following agreements - among others - are filed into the archives of the notary public office:

         The change in clauses Six, Eight, Nine, Twenty-One, Twenty-Four, Thirty-One and Thirty-Two of the Company's bylaws, so that said Articles be drafted in the terms of the minutes whereby this instrument is filed into the archives of the notary public office.

         I THE NOTARY PUBLIC CERTIFY:

         1. That I identified myself to the person appearing before me with credentials issued by the Government of the Federal District, wherein I am shown to be Notary Public Number One Hundred Three of the Federal District.

         II. That I personally am acquainted with the person appearing here before me and I consider him to be legally capable of executing this document.

         III. That Mr. ANDRES ALCANTARA MURILLO evidences that the Company he represents is legally authorized to execute this act and provides proof of authority which has neither been revoked nor in any way modified, with the document that has been transcribed in the previous premise ninth of this instrument.

         IV. That Mr. ANDRES ALCANTARA MURILLO will present before the Local Collection Administration of the Office of Treasury and Public Credit, the notice to which Rule two point three point sixteen (2.3.16) of the Miscellaneous Tax Resolution for the year two thousand three refers, by March thirty-first of the year two thousand four.

          V. That in accordance with Article thirty-four of the Law of Foreign Investment in effect, he requested from the shareholders the proof of registration with the National Registry of Foreign Investments of "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE and when they did not provide it to me, he advised them to deliver the corresponding notice [to me], which I, the Notary Public will attach to the appendix of this document with the corresponding letter.

                                                                              22
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


         VI. That Mr. ANDRES ALCANTARA MURILLO, in his capacity as Special Delegate, declares to me under oath that "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE will give notice to the National Registry of Foreign Investments, in accordance with that set forth in Article forty-five section two, paragraph b) of the Regulation of Foreign Investment Law, that the shareholder structure of the registered capital of the aforementioned company is hereby modified.

         VII. That by the general information and having been advised of the penalties incurred by those who give false statements, the person appearing before me states that he is:

         - Mexican by birth, native of Mexico City, Federal District, where he was born on December nineteen, nineteen hundred seventy-eight, single, attorney, residing at boulevard Manuel Avila Camacho no. twenty-four, twentieth floor, Colony of Lomas de Chapultepec. subdistrict of Miguel Hidalgo, in Mexico City, Federal District.

         VIII. That he has seen the documents cited herein.

         IX. That having read and explained this document to the person appearing and advising him of his right to read it for himself, he declared his agreement therewith and signed it on May twenty, two thousand three at the same time in which I authorize it. I certify.

                                                                              23
                           ARMANDO GALVEZ PEREZ ARAGON
                                NOTARY PUBLIC 103
                                  MEXICO, F.D.


         SIGNATURES OF: MESSRS ANDRES ALCANTARA MURILLO.

         signature - ARMANDO GALVEZ PEREZ ARAGON. signature. THE SEAL OF AUTHORIZATION.

         THIS IS THE SECOND TRANSCRIPT, SECOND IN ITS ORDER, THAT I ISSUE FOR "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. AS THE RECORD. IT CONTAINS TWENTY-THREE PAGES AND PROTECTED BY KINEGRAMS. MEXICO, FEDERAL DISTRICT, MAY TWENTY, TWO THOUSAND THREE. I CERTIFY.



CARLOSB/nqt

         [signature]

                                                                    CFB/RVG/JAMM

                    LIBRO NUMERO TRES MIL CUATROCIENTOS SIETE

         ACTA NUMERO NOVENTA Y SIETE MIL OCHOCIENTOS EN MEXICO, DISTRITO FEDERAL, a veinte de mayo del ano dos mil tres, Licenciado ARMANDO GALVEZ PEREZ ARAGON, Titular de la Notaria Publica Numero Ciento Tres del Distrito Federal, hago constar:

         LA PROTOCOLIZACION DEL ACTA DE ASAMBLEA GENERAL EXTRAORDINARIA DE ACCIONISTAS DE "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, de fecha veinte de mayo del ano dos mil tres, que realizo a solicitud del senor ANDRES ALCANTARA MURILLO, en su caracter de Delegado Especial de la misma, al tenor de los siguientes antecedentes y clausulas:

                             A N T E C E D E N T E S

         PRIMERO. Por escritura numero cincuenta y dos mil ochocientos noventa y ocho, de fecha veinticinco de febrero de mil novecientos noventa y ocho, otorgada ante el Licenciado Miguel Alessio Robles, Titular de la Notaria Publica Numero Diecinueve del Distrito Federal, cuyo primer testimonio quedo inscrito en el Registro Publico de Comercio del Distrito Federal, en el Folio Mercantil numero doscientos treinta y tres mil novecientos cuarenta y cuatro, previo permiso otorgado por la Secretaria de Relaciones Exteriores, se constituyo "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con domicilio en la Ciudad de Mexico, Distrito Federal, duracion indefinida, capital social minimo fijo de CINCUENTA MIL PESOS, MONEDA NACIONAL, representado por cincuenta acciones ordinarias nominativas sin expresion de valor nominal, maximo limitado, con clausula de admision de extranjeros y teniendo por objeto:

         1. La compra, venta, manufactura, distribucion, comercializacion, importacion, exportacion y almacenamiento de productos para el cuidado de la piel, cosmeticos de color, fragancias y cualesquier otros productos para el cuidado personal y cualquier otro producto que la administracion de la Sociedad considere necesario o conveniente, asi como todas las actividades relacionadas de manera directa o indirecta con dicho objeto.

         2. Adquirir y disponer por cualquier medio legal de cualquier tipo de acciones, intereses o participaciones en otras sociedades, fideicomisos, negocios o asociaciones, tanto de naturaleza civil como mercantil.

         3. Comprar, vender, arrendar, hipotecar o gravar de cualquier forma legalmente permitida, los bienes muebles o inmuebles que se requieran o que sean convenientes para la consecucion del objeto social.

         4. Prestar y pedir prestado dinero con o sin garantia y garantizar las obligaciones de terceros por cualquier medio (incluyendo los medios de garantia personal, fianza, prenda, hipoteca, aval o de otra cualquier forma).

         5. Adquirir, transferir o disponer por cualquier medio legal de patentes derechos de patente, invenciones, marcas, nombres comerciales, derechos de autor o de cualquier otro tipo de propiedad intelectual que pueda ser necesaria o conveniente para la consecucion del objeto social.

         6. Actuar como agente, comisionista, representante, apoderado o de cualquier otra manera representar a todo tipo de sociedades y personas fisicas, tanto dentro como fuera del territorio nacional.

         7. Recibir y prestar cualquier tipo de servicios relacionados con el objeto social.

         8. En general, realizar todo tipo de negocios y actividades que se relacionen de manera directa o indirecta con el objeto social.

         De dicha escritura copio en su parte conducente lo que es del tenor literal siguiente:

                  ". . . CAPITAL SOCIAL Y ACCIONES

         SEXTA. El capital social sera variable. La parte minima fija sin derecho a retiro del capital social sera la cantidad de $50,000.00 Pesos (Cincuenta Mil Pesos) integramente suscrita y pagada, representada por 50 (cincuenta) acciones ordinarias Serie "B", sin expresion de valor nominal.

         El capital variable sera ilimitado y estara representado por acciones ordinarias nominativas sin expresion de valor nominal.

         Todas las acciones confeririran los mismos derechos y obligaciones a sus tenedores. El capital social estara representado tanto en su parte minima fija como en su parte variable, por acciones serie "B" o de libre suscripcion, las cuales podran ser adquiridas tanto por inversionistas mexicanos como extranjeros . . .".

         EN EL INSTRUMENTO ANTES RELACIONADO CONSTA QUE LAS ASAMBLEAS GENERALES SON EL ORGANO SUPREMO DE LA SOCIEDAD; PUDIENDO SER ESTAS ORDINARIAS O EXTRAORDINARIAS, REGULANDOSE AMBAS POR LOS ESTATUTOS SOCIALES DE LA MISMA Y POR LO NO PREVISTO EN DICHOS ESTATUTOS SOCIALES POR LAS DISPOSICIONES DE LA LEY GENERAL DE SOCIEDADES MERCANTILES EN VIGOR.

         SEGUNDO. Por escritura numero cincuenta y tres mil doscientos setenta y siete, de fecha treinta de abril de mil novecientos noventa y ocho, otorgada ante el Licenciado Miguel Alessio Robles, Titular de la Notaria Publica Numero Diecinueve del Distrito Federal, cuyo primer testimonio quedo inscrito en el Registro Publico de Comercio del Distrito Federal, en el Folio Mercantil numero doscientos treinta y tres mil novecientos cuarenta y cuatro, se protocolizo el Acta de Asamblea General Extraordinaria de Accionistas de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, de fecha veinticuatro de abril de mil novecientos noventa y ocho, en la que entre otros asuntos se acordo incluir un nuevo capitulo a los Estatutos Sociales y en consecuencia reformar los mismos.

         TERCERO. Por escritura numero cincuenta y tres mil doscientos ochenta y cinco, de fecha treinta de abril de mil novecientos noventa y ocho, otorgada ante el Licenciado Miguel Alessio Robles, Titular de la Notaria Publica Numero Diecinueve del Distrito Federal, cuyo primer testimonio quedo inscrito en el Registro Publico de Comercio del Distrito Federal, en los Folios Mercantiles numeros doscientos treinta y tres mil novecientos cuarenta y cuatro y cuarenta y seis mil novecientos sesenta y dos, se protocolizo el Acta de Asamblea General Extraordinaria de Accionistas de la Sociedad de referencia, de fecha treinta de abril de mil novecientos noventa y ocho, en la que entre otros asuntos se acordo la fusion de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como Fusionante, con "GRUPO JAFRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como Fusionada y en consecuencia de dicha Fusion "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, aumento su capital social en su parte variable hasta la cantidad de DOSCIENTOS NOVENTA MILLONES DOSCIENTOS CUARENTA Y CUATRO MIL SEISCIENTOS SIETE PESOS, CON SETENTA Y SEIS CENTAVOS, Moneda Nacional, mediante la emision de CIENTO UN acciones de la Serie "B", para llegar a un capital total de DOSCIENTOS NOVENTA MILLONES

DOSCIENTOS NOVENTA Y CUATRO MIL SEISCIENTOS SIETE PESOS, CON SETENTA Y SEIS CENTAVOS, Moneda Nacional, de los que corresponde la cantidad de CINCUENTA MIL PESOS, Moneda Nacional, al capital fijo, representado por cincuenta acciones ordinarias nominativas sin expresion y la cantidad de DOSCIENTOS NOVENTA MILLONES DOSCIENTOS CUARENTA Y CUATRO MIL SEISCIENTOS SIETE PESOS, CON SETENTA Y SEIS CENTAVOS, Moneda Nacional, al capital variable.

         CUARTO. Por escritura numero cincuenta y cuatro mil seiscientos noventa y nueve, de fecha tres de diciembre de mil novecientos noventa y ocho, otorgada ante el Licenciado Miguel Alessio Robles, Titular de la Notaria Publica Numero Diecinueve del Distrito Federal, cuyo primer testimomonio quedo inscrito en el Registro Publico de Comercio del Distrito Federal, en el Folio Mercantil numero doscientos treinta y tres mil novecientos cuarenta y cuatro, se protocolizo el Acta de Asamblea General Extraordinaria de Accionistas de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, de fecha veintiuno de julio de mil novecientos noventa y ocho, en la que entre otros asuntos se acordo la implementacion en los Estatutos Sociales, de un Comite de Auditoria de un Comite Ejecutivo del Consejo de Administracion, asi como la designacion de las personas que integraran dichos organos. En consecuencia de lo anterior, se reformo la clausula decimo novena de la escritura constitutiva.

         QUINTO. Declara el senor ANDRES ALCANTARA MURILLO, que la sociedad que representa no ha sufrido alguna otra modificacion a sus estatutos sociales.

         SEXTO. Por escritura numero noventa y siete mil setecientos noventa y siete, de fecha diecinueve de mayo del ano dos mil tres, otorgada ante mi, cuyo primer testimonio se encuentra pendiente de inscripcion, por lo reciente de su otorgamiento, se protocolizo el Acta de Asamblea General Extraordinaria de Accionistas de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia quince de mayo del ano dos mil tres, en la cual entre otros asuntos, se formalizo la aprobacion del aumento de acciones representativas del capital social, sin que ello implique aumento alguno al mismo mediante la emision de ciento cincuenta y mil nuevas acciones de Serie "B" para ser canjeadas a los accionistas y sustituir las actuales acciones de tesoreria a razon de mil nuevas acciones Serie "B" por cada una de las acciones canceladas actualmente en circulacion, y como consecuencia de lo anterior, la reforma a la Clausula Sexta de los estatutos sociales de la sociedad.

         SEPTIMO. Declara el senor ANDRES ALCANTARA MURILLO, que la sociedad que representa no ha sufrido alguna otra modificacion a sus estatutos sociales.

         OCTAVO. Que los senores accionistas de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebraron una Asamblea General Extraordinaria de Accionistas con fecha veinte de mayo del ano dos mil tres, de la cual se levanto un acta que obra asentada de la pagina ciento treinta y cinco frente a la ciento cuarenta y dos vuelta del Libro de Actas de Asamblea de Accionistas de dicha sociedad, que me exhibe el compareciente y de la cual una copia fotostatica que concuerda con su original y Yo, el Notario, la agrego al apendice de esta escritura con la letra "A" y es del tenor literal siguiente:

                  "ASAMBLEA GENERAL EXTRAORDINARIA DE ACCIONISTAS DE JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.

                               20 de mayo de 2003

         En la Ciudad de Mexico, Distrito Federal, domicilio social de Jafra Cosmetics International, S.A. de C.V. (la "Sociedad") siendo las 8:00 horas del dia 20 de mayo de 2003, se reunieron cada uno de los accionistas de la Sociedad y los representantes de los accionistas que se listan en la lista de asistencia firmada por el Escrutador y el Secretario de esta asamblea, la cual se anexa a la presente acta, con el objeto de celebrar una Asamblea General Extraordinaria de Accionistas de la Sociedad. Estuvo tambien presente el Sr. Jose Ernesto Becerril Miro, como invitado especial de los accionistas y el Sr. Mariano Gama Pizarro, representante de Distribuidora Comercial Jafra, S.A. de C.V.

         Por decision unanime de los presentes, presidio la reunion Eugenio Lopez Barrios y Elia Zulema Velasquez Valencia actuo como Secretario de la Asamblea.

         El Presidente designo como escrutador al Sr. Jose Ernesto Becerril Miro, quien despues de aceptar su cargo procedio a examinar las cartas poder y la lista de asistencia, haciendo constar que se encuentran debidamente representadas las acciones que representan la totalidad del capital social de la Sociedad, que a la fecha de esta asamblea se encuentra distribuido de la siguiente manera:

             ACCIONISTA                          NUMERO DE ACCIONES SERIE B
CDRJ Latin America Holding Company BV                       34,000
CDRJ Mexico Holding Company BV                              27,000
Latin Cosmetics Holding Company BV                          31,000
Southern Cosmetics Holding Company BV                       29,000

Regional Cosmetics Holding Company BV                       30,000
     TOTAL:                                                151,000

         En virtud de la certificacion de los escrutadores y con fundamento en lo establecido por el Articulo 188 de la Ley General de Sociedades Mercantiles y los estatutos sociales de la Sociedad, el Presidente declaro la asamblea legalmente instalada sin necesidad de previa convocatoria, debido a que se encontraban presentes o debidamente representadas la totalidad de las acciones en circulacion de la Sociedad. Despues de lo anterior, el Presidente sometio a la consideracion de los accionistas el siguiente (asi):

         I. Propuesta, discusion y resoluciones respecto de la reforma de los estatutos de la Sociedad a fin de que contemplen acciones preferentes de voto limitado de la Serie "C".

         II. Propuesta, discusion y resoluciones respecto de la reclasificacion de las acciones Serie "B" en circulacion de la Sociedad para convertir parte de las mismas en acciones preferentes de voto limitado de la Serie "C".

         III. Propuesta, discusion y resoluciones respecto del aumento de la parte variable del capital de la Sociedad en la cantidad de $188,168,760.00 (ciento ochenta y ocho millones ciento sesenta y ocho mil setecientos sesenta pesos 00/100 M.N.) mediante la emision de 2,015 (dos mil quince) acciones preferentes de voto limitado de la Serie "C".

         IV. Propuesta, discusion y resoluciones respecto de la designacion de delegados especiales para que lleven a cabo las resoluciones adoptadas por esta asamblea.

         Los accionistas, por unanimidad de votos, aprobaron tanto la declaracion del Presidente como el Orden del Dia cuyos puntos procedieron a desahogar en los siguientes terminos.

         I. El Presidente propuso a los accionistas la reforma de los estatutos sociales a fin de que contemplen la posibilidad de que la Sociedad emita acciones con un dividendo preferente y con derechos de voto limitados (asi). El Presidente distribuyo el proyecto de reforma entre los presentes y explico los terminos y condiciones de dichas acciones.

         Los accionistas despues de revisar el proyecto de reforma de estatutos y formular diversas preguntas al Presidente, las cuales fueron contestadas a su satisfaccion, adoptaron por unanimidad las siguientes:

                                  RESOLUCIONES

         PRIMERA. Se aprueba reformar las Clausulas Sexta, Octava, Novena, Vigesima Primera, Vigesima Cuarta, Trigesima Primera y Trigesima Segunda de los estatutos sociales de las Sociedad, para quedar dichos articulos redactados de la siguiente forma:

                  "SEXTA. El capital social sera fijo y variable. La parte minima fija sin derecho a retiro del capital social es la cantidad de $50,000.00 Pesos (Cincuenta Mil Pesos 00/100 M.N.) representada por 50,000 (cincuenta mil) acciones ordinarias de la Serie "B", sin expresion de valor nominal integramente suscritas y pagadas.

         El capital variable es ilimitado y podra estar representado por acciones ordinarias, nominativas sin expresion de valor nominal de la Serie "B" y/o por acciones de voto limitado con un dividendo preferente, sin expresion de valor nominal de la Serie "C":

                           (1) Las acciones ordinarias seran acciones de la
                  Serie "B" podran representar el capital fijo o variable de la Sociedad seran de libre suscripcion por lo que podran ser propiedad de accionistas mexicanos o extranjeros (a excepcion de gobiernos extranjeros) y otorgaran a sus tenedores derechos plenos de voto en cualquier asunto materia de cualquier Asamblea General Ordinaria o Extraordinaria de Accionistas de la Sociedad.

                           (2) Las acciones de voto limitado con un dividendo
                  preferente seran acciones de la Serie "C", podran representar el capital fijo o variable de la Sociedad, y seran de libre suscripcion por lo que podran ser propiedad de accionistas mexicanos o extranjeros (a excepcion de gobiernos extranjeros). Las acciones de la Serie "C" unicamente tendran derecho de voto respecto de los asuntos que se listan en la Clausula Novena de estos estatutos sociales y otorgaran a sus tenedores el derecho de recibir un dividendo preferente acumulativo equivalente a 4.5% anual de la "Preferencia en caso de Liquidacion" (segun dicho termino se define en la Clausula Novena de estos estatutos sociales) por accion."

                  "OCTAVA. Los titulos definitivos o certificados provisionales que amparen acciones representativas del capital social de la Sociedad contendran las menciones a que se refiere el articulo 125 de la Ley General de Sociedades Mercantiles. Asimismo, debera de transcribirse en los mismos la Clausula Quinta de estos estatutos sociales y deberan de especificar si representan acciones ordinarias o acciones de voto limitado con dividendo preferente.

                  "NOVENA. Cada accion ordinaria dara derecho a un voto en las asambleas de accionistas y otorgara pleno derecho de voto respecto de todos los asuntos que de conformidad con estos estatutos sociales y la legislacion aplicable se sometan a la consideracion de la asamblea de accionistas. Todas las acciones representativas del capital social de la Sociedad conferiran los mismos derechos e impondran las mismas obligaciones a sus tenedores, excepto por lo dispuesto expresamente en estos estatutos sociales.

         Las acciones de la Serie "C" conferiran a sus tenedores el derecho de votar en Asambleas Generales Extraordinarias de Accionistas unica y exclusivamente respecto de los asuntos especificados en los parrafos (2), (3),
(5), (6) y (7) de la Clausula VIGESIMA PRIMERA de estos estatutos sociales. De conformidad con lo establecido en la legislacion mexicana, cada accion de la Serie "C" conferira a sus tenedores un voto unicamente en los asuntos antes mencionados, y, si las acciones de la Serie "C" representan en cualquier momento 25% o mas del capital social total en circulacion de la Sociedad, tendran el derecho de designar un miembro de Consejo de Administracion de la Sociedad y su respectivo suplente.

         En caso de liquidacion de la Sociedad, los tenedores de acciones Serie "C" tendran derecho a recibir conjuntamente, en proporcion a su tenencia de acciones Serie "C", antes de que cualquier tenedor de acciones de la Serie "B" reciba cantidad alguna, la cantidad de E.U.A.$136,420,000.00 (ciento treinta y seis millones cuatrocientos veinte mil Dolares de los Estados Unidos de America 00/100) (a la que se le denominara, la "Preferencia en caso de Liquidacion") mas cualquier prima que se haya pagado, cantidad que debera de ajustarse apropiadamente para reflejar dividendos en acciones, "splits" accionarios, reclasificacion, recapitalizacion, consolidacion o cualquier otro evento similar que afecte a las acciones de la Serie "C", mas los dividendos preferentes que se hayan devengado y no se hayan pagado.".

                  "VIGESIMA PRIMERA. Las Asambleas de Accionistas seran Ordinarias o Extraordinarias. Las Asambleas Ordinarias de Accionistas se celebraran por lo menos una vez al ano dentro de los primeros cuatro meses siguientes al cierre del ejercicio social. Las Asambleas Extraordinarias de Accionistas se celebraran cuando sea necesario resolver cualquiera de los siguientes asuntos que seran en todo caso materia de una Asamblea Extraordinaria de Accionistas:

                           (1) cualquier modificacion al contrato social;

                           (2) prorroga de la duracion de la Sociedad;

                           (3) disolucion anticipada de la Sociedad, incluyendo
                  cualquier escision, liquidacion del negocio o disposicion de todos o substancialmente todos los activos;

                           (4) aumento o reduccion del capital social;

                           (5) cambio en el objeto social de la Sociedad;

                           (6) cambio de nacionalidad de la Sociedad;

                           (7) cualquier fusion con otra sociedad;

                           (8) emision de acciones preferentes;

                           (9) amortizacion por parte de la Sociedad de su (asi)
                  propias acciones y emision de acciones de goce;

                           (10) emision de bonos; y los demas asuntos para los
                  que la ley o estos estatutos sociales exijan un quorum especial."

         "VIGESIMA CUARTA. Las Asambleas Extraordinarias de Accionistas se consideraran legalmente instaladas en virtud de primera convocatoria, si accionistas tenedores de por lo menos el 75% de todas las acciones de la Serie "B" en circulacion de la Sociedad estan presentes o debidamente representadas en la asamblea; en el entendido, sin embargo, de que los tenedores de acciones de la Serie "C" tendran derecho a estar presentes y votar unica y exclusivamente en Asambleas Generales Extraordinarias de Accionistas legalmente instaladas de conformidad con lo dispuesto en esta Clausula Vigesima Cuarta que traten los asuntos especificados en los parrafos (2), (3), (5), (6) y (7) de la Clausula Vigesima Primera de estos estatutos sociales. En el caso de segunda o ulterior convocatoria, las Asambleas Generales Extraordinarias de Accionistas se consideraran legalmente instaladas si accionistas tenedores de por lo menos el 50% de todas las acciones de la Serie "B" en circulacion se encuentran presentes o debidamente representados en la asamblea. Las resoluciones adoptadas por la Asamblea General Extraordinaria de Accionistas legalmente instaladas a conforme a lo dispuesto anteriormente, ya sea en virtud de primera o ulterior convocatoria, solo seran validas si son aprobadas por el voto favorable de los accionistas que representen por los menos la mitad del capital social con pleno derecho a voto en circulacion de la Sociedad."

         "TRIGESIMA PRIMERA. Las utilidades netas obtenidas en cada ejercicio social, se aplicaran conforme a lo siguiente:

                  a) La cantidad que determinen los accionistas debera separarse para la constitucion o reconstitucion de la reserva legal, segun sea el caso, cuya cantidad no sera menor al 5% de las utilidades netas hasta que dicha reserva equivalga a una quinta parte del capital social.

                  b) Se segregara la cantidad necesaria para pagar a los trabajadores y empleado (asi) el reparto de utilidades que les corresponda de conformidad con lo dispuesto en la legislacion aplicable; y

                  c) El remanente sera distribuido conforme lo dispongan los accionistas reunidos en asamblea, en el entendido, sin embargo, que en todo caso los dividendos pagaderos a las acciones de la Serie "C" tendran preferencia sobre los dividendos pagaderos a las acciones de la Serie "B".

                  "TRIGESIMA SEGUNDA. La Sociedad sera disuelta anticipadamente en los siguientes casos:

                           I. Si la realizacion de su objeto social principal se
                  volviese imposible;

                           II. Por resolucion de los accionistas debidamente
                  adoptada en una Asamblea General Extraordinaria de
                  Accionistas;

                           III. Si el numero de accionistas se reduce a un
                  numero menor del minimo legal;

                           IV. En caso de perdida de las dos terceras partes del
                  capital social, salvo que los accionistas restablezcan o reduzcan el mismo; y

                           V. En cualquier otro caso previsto en la ley. En caso
                  de disolucion, la Sociedad entrara en liquidacion, la cual sera confiada a un liquidador designado por la misma Asamblea General Extraordinaria de Accionistas que resuelva la disolucion. El liquidador podra o no ser accionista de la Sociedad y recibira la remuneracion aprobada por la Asamblea General Extraordinaria de Accionistas que lo designe. La Asamblea General Extraordinaria de Accionistas establecera un plazo para la consecucion de las tareas del liquidador, asi como las reglas generales para la realizacion de sus funciones. En caso de liquidacion, los tenedores de acciones de la Serie "C" tendran los derechos a que se refiere la Clausula Novena de estos estatutos sociales."

                  SEGUNDA. Se acompanan a la presente los estatutos sociales completos de la Sociedad ya incorporando las reformas aprobadas en la resolucion inmediata anterior.

         II. En relacion con el segundo punto del Orden del Dia, el Presidente explico que resulta conveniente reclasificar las 151,000 acciones de la Serie "B" en circulacion de la sociedad a fin de que se conviertan parte de dichas acciones comunes en acciones de la Serie "C", sin que se modifique el capital social de la Sociedad. El Presidente sugirio que la conversion se haga de manera que despues de dicha reclasificacion, el capital social quede distribuido de la siguiente manera:

                                             ACCIONES SERIE "B"          ACCIONES SERIE "C"
                                             ------------------          ------------------
              ACCIONISTA                     FIJO        VARIABLE        FIJO        VARIABLE       TOTAL
              ----------                     ----        --------        ----        --------       -----
CDRJ Latin America..................         11,000        20,382                       2,618        34,000
Holding Company, B.V. CDRJ Mexico...          9,000        15,921                       2,079        27,000
Holding Company, B.V. Latin Cosmetics        10,000        18,613                       2,387        31,000
Holding Company, B.V. Southern
   Cosmetics........................         10,000        16,767                       2,233        29,000
Holding Company, B.V. Regional
   Cosmetics........................         10,000        17,690                       2,310        30,000
Holding Company, B.V.
   Total............................         50,000        89,373                      11,627       151,000

         Los accionistas analizaron la propuesta del Presidente, y despues de formular diversas preguntas al Presidente, las cuales fueron contestadas a su satisfaccion, los accionistas adoptaron por unanimidad las siguientes:


                                  RESOLUCIONES

         PRIMERA. Se aprueba la reclasificacion de parte de las acciones Serie "B" en circulacion de la Sociedad, sin que se modifique el capital social de la Sociedad, para que parte de las acciones Serie "B" en circulacion se conviertan en acciones de la Serie "C" por lo que se aprueba la emision de las acciones Serie "C" que sean necesarias para que el capital social quede distribuido de la siguiente manera:

                                             ACCIONES SERIE "B"          ACCIONES SERIE "C"
                                             ------------------          ------------------
              ACCIONISTA                     FIJO        VARIABLE        FIJO        VARIABLE       TOTAL
              ----------                     ----        --------        ----        --------       -----
CDRJ Latin America..................         11,000        20,382                       2,618        34,000
Holding Company, B.V. CDRJ Mexico...          9,000        15,921                       2,079        27,000
Holding Company, B.V. Latin Cosmetics        10,000        18,613                       2,387        31,000
Holding Company, B.V. Southern
   Cosmetics........................         10,000        16,767                       2,233        29,000
Holding Company, B.V. Regional
   Cosmetics........................         10,000        17,690                       2,310        30,000
Holding Company, B.V.
   Total............................         50,000        89,373                      11,627       151,000

         SEGUNDA. Se instruye al Secretario del Consejo de Administracion que proceda a la emision de nuevos titulos que amparen las acciones Serie "C" mencionadas y a la emision de nuevos titulos que reflejen la nueva distribucion accionaria aprobada en la resolucion inmediata anterior y que se proceda al canje de los titulos actualmente en circulacion.

         III. El Presidente explico a los presentes que resulta conveniente para la Sociedad aumentar la parte variable del capital social en la cantidad de $188,168,760.00 (ciento ochenta y ocho millones ciento sesenta y ocho mil seiscientos sesenta pesos 00/100 M.N.) mediante la emision de 2,015 (dos mil quince) acciones de la Serie "C". El Presidente continuo explicando que, de ser aprobado el aumento, el capital social variable de la Sociedad ascenderia a la cantidad de $478,413,367.76 (cuatrocientos setenta y ocho millones cuatrocientos trece mil trescientos sesenta y siete pesos 76/100 M.N.) representado por 89,373 (ochenta y nueve mil trescientos setenta y tres) acciones de la Serie "B" y 13,642 (trece mil seiscientos cuarenta y dos) acciones de la Serie "C".

         El representante legal de Distribuidora Comercial Jafra, S.A. de C.V. que estuvo presente en la asamblea expreso que era el deseo de esa Sociedad suscribir y pagar dicho aumento en su totalidad, en la medida en que los accionistas actuales renunciaran al derecho de preferencia que les concede el Articulo 182 de la Ley General de Sociedades Mercantiles.

         Los accionistas analizaron la propuesta del Presidente, y despues de formular diversas preguntas al Presidente, las cuales fueron contestadas a su satisfaccion, los accionistas adoptaron por unanimidad las siguientes:

                                  RESOLUCIONES

         PRIMERA. Se aprueba el aumento de la parte variable del capital social en la cantidad de $188,168,760.00 ochenta y ocho millones ciento sesenta y ocho mil setecientos sesenta pesos 00/100 M.N.) mediante la emision de 2,015 (dos mil quince) acciones de la Serie "C".

         SEGUNDA. Se hace constar que la totalidad de los accionistas de la Sociedad, los cuales estan presentes o representados en esta asamblea, renuncian en este acto a su derecho de preferencia para suscribir el aumento de capital aprobado en la resolucion inmediata anterior; por lo tanto no se requerira hacer la publicacion a que se refiere el Articulo 132 de la Ley General de Sociedades Mercantiles.

         TERCERA. Distribuidora Comercial Jafra, S.A. de C.V. en este acto suscribe y paga la totalidad de las 2,015 (dos mil quince) acciones de la Serie "C" materia del aumento aprobado en la resolucion primera anterior mediante la contribucion de $188,168,760.00 (ciento ochenta y ocho millones ciento sesenta y ocho mil setecientos sesenta pesos 00/100 M.N.). Cualquier cantidad que se pague en exceso de dicha cantidad se considerara pagada a titulo de prima.

         CUARTA. Se instruye al Secretario del Consejo de Administracion que proceda a la emision de nuevos titulos materia del aumento de capital aprobado en la resolucion primera anterior y proceda a su entrega a Distribuidora Comercial Jafra, S.A. de C.V.

         QUINTA. Como resultado de lo anterior, el capital social quedara distribuido de la siguiente manera:

                                             ACCIONES SERIE "B"          ACCIONES SERIE "C"
                                             ------------------          ------------------
              ACCIONISTA                     FIJO        VARIABLE        FIJO        VARIABLE       TOTAL
              ----------                     ----        --------        ----        --------       -----
CDRJ Latin America..................         11,000        20,382                       2,618        34,000

                                             ACCIONES SERIE "B"          ACCIONES SERIE "C"
                                             ------------------          ------------------
              ACCIONISTA                     FIJO        VARIABLE        FIJO        VARIABLE       TOTAL
              ----------                     ----        --------        ----        --------       -----

Holding Company, B.V. CDRJ Mexico...          9,000        15,921                       2,079        27,000
Holding Company, B.V. Latin Cosmetics        10,000        18,613                       2,387        31,000
Holding Company, B.V. Southern
   Cosmetics........................         10,000        16,767                       2,233        29,000
Holding Company, B.V. Regional
   Cosmetics........................         10,000        17,690                       2,310        30,000
Holding Company, B.V. Distribuidora
   Comercial........................                                                    2,015         2,015
Jafra S.A. de C.V.
   Total............................         50,000        89,373                      13,642       153,015

                  IV. En relacion con el cuarto punto del Orden del Dia, el Presidente explico a los accionistas que seria conveniente designar a delegados especiales de esta asamblea para efectos de que pudieran llevar a cabo cualesquier acto que resulte necesario o conveniente para efectuar las resoluciones adoptadas por esta asamblea.

                  Los accionistas discutieron la propuesta del Presidente y despues de diversas preguntas que fueron contestadas a su satisfaccion, los accionistas, por unanimidad de votos adoptaron la siguiente:

                                   RESOLUCION

         UNICA. Cada uno de los senores Jose Ernesto Becerril Miro, Elia Zulema Velazquez Valencia, Mariano Gama Pizarro, Monica Rosado Reygadas, Andres Alcantara Murillo, Rodrigo Perez Gavilan, Gerardo Mahuad Quijano y Juan Eduardo Trigueros Ordiales o cualesquier persona designada por ellos, es designado como delegado especial para que cualesquiera de ellos, comparezca ante el notario publico de su eleccion a fin de protocolizar total o parcialmente la presente acta, asi como para que expidan las copias de la presente acta que les fueren solicitadas.

         El Presidente suspendio la Asamblea, para la redaccion de la presente acta, la cual fue leida, y aprobada por todos los que en ella intervinieron y firmada por el Presidente y el Secretario de la asamblea.

         Rubrica. - Presidente. - Rubrica. - Secretario".

         NOVENO. El senor ANDRES ALCANTARA MURILLO, declara que el texto y las firmas que calzan el acta antes transcrita, son autenticos.

         Expuesto lo anterior, el compareciente otorga las siguientes:

                                C L A U S U L A S

         PRIMERA. Queda protocolizada para todos los efectos legales a que haya lugar, el Acta de Asamblea General Extraordinaria de Accionistas de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia veinte de mayo del ano dos mil tres, transcrita en el antecedente OCTAVO de este instrumento, la cual se da aqui por reproducida como si a la letra se insertase.

         SEGUNDA. En virtud de la clausula anterior quedan protocolizados de entre otros los siguientes acuerdos:

                  La reforma de las clausulas Sexta, Octava, Novena, Vigesima Primera, Vigesima Cuarta, Trigesima Primera y Trigesima Segunda de los estatutos sociales de la Sociedad, para quedar dichos articulos redactados en los terminos del acta que por este instrumento se protocoliza.

                  YO EL NOTARIO CERTIFICO:

                  I. Que me identifique ante el compareciente, con credencial expedida por el Gobierno del Distrito Federal, en donde se me acredita como Notario Publico Numero Ciento Tres del Distrito Federal.

                  II. Que conozco personalmente al compareciente, y la conceptuo capacitada legalmente para la celebracion de este acto.

                  III. Que el senor ANDRES ALCANTARA MURILLO, manifiesta que su representada se encuentra capacitada legalmente para la celebracion de este acto y acredita la personalidad que ostenta, que no le ha sido revocada, ni en forma alguna modificada, con el documento que ha quedado transcrito en el antecedente noveno de este instrumento.

                  IV. Que el senor ANDRES ALCANTARA MURILLO, presentara ante la Administracion Local de Recaudacion que le corresponde, de la Secretaria de Hacienda y Credito Publico, el aviso a que se refiere la Regla dos punto tres punto dieciseis (2.3.16) de la Resolucion Miscelanea Fiscal para el ano dos mil tres, en un plazo que no excedera del dia treinta y uno de marzo del ano dos mil cuatro.

                  V. Que en terminos del articulo treinta y cuatro de la Ley de Inversion Extranjera en vigor, solicite a los accionistas la constancia de inscripcion al Registro Nacional de Inversiones Extranjeras de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y al no proporcionarmela les adverti que procedere a mandar el aviso correspondiente, mismo que Yo, el Notario, agregare al apendice de esta escritura con la letra que le corresponda.

                  VI. Que el senor ANDRES ALCANTARA MURILLO, en su caracter de Delegado Especial, me manifiesta bajo protesta de decir verdad, que "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, dara aviso al Registro Nacional de Inversiones Extranjeras, de conformidad con lo establecido en el articulo cuarenta y cinco fraccion segunda, inciso b) del Reglamento de la Ley de Inversion Extranjera, que por la presente escritura se ha modificado la estructura accionaria del capital social de la indicada sociedad.

                  VII. Que por sus generales y advertido de las penas en que incurre quien declara falsamente, el compareciente manifesto ser:

                  Mexicano por nacimiento, originario de la Ciudad de Mexico, Distrito Federal, lugar donde nacio el dia diecinueve de diciembre de mil novecientos setenta y ocho, soltero, Abogado, con domicilio en Boulevard Manuel Avila Camacho numero veinticuatro, piso veinte, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, en esta Ciudad de Mexico, Distrito Federal.

                  VIII. Que tuve a la vista los documentos citados en esta escritura.

                  IX. Que leida y explicada esta escritura al compareciente y haciendole saber en el mismo acto el derecho que tiene para leerla por si mismo, manifesto su conformidad con ella y la firmo el dia veinte de mayo del ano dos mil tres, mismo momento en que la autorizo.- Doy fe.

                  FIRMAS DE LOS SENORES: ANDRES ALCANTARA MURILLO. RUBRICA. ARMANDO GALVEZ PEREZ ARAGON. RUBRICA. EL SELLO DE AUTORIZAR.

                  ES SEGUNDO TESTIMONIO, SEGUNDO EN SU ORDEN, QUE EXPIDO PARA "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. COMO CONSTANCIA. VA EN VEINTITRES PAGINAS Y PROTEGIDAS POR KINEGRAMAS. MEXICO, DISTRITO FEDERAL, A VEINTE DE MAYO DEL ANO DOS MIL TRES. DOY FE.

                  CARLOSB/nqt**